Exhibit 15.1

Acknowledgement of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the inclusion in Amendment No. 1 to the Registration Statement (Form S-4 and Form S-1 No. 333-210797) and related Prospectus of Abacus Innovations Corporation of our report dated May 26, 2016 relating to the unaudited combined interim financial statements of the Information Systems & Global Solutions business of Lockheed Martin Corporation for the quarter ended March 27, 2016.

/s/ Ernst & Young LLP

McLean, Virginia
May 26, 2016